Exhibit 21.1

SUBSIDIARIES OF ENERGY XXI (BERMUDA) LIMITED
(As of June 30, 2014)

Name	Jurisdiction
Energy XXI (US Holdings) Limited	Bermuda
Energy XXI International Limited	Bermuda
Ping Energy XXI Limited	Bermuda
Energy XXI Malaysia Limited	Bermuda
Energy XXI, Inc.	Delaware
Energy XXI Insurance Limited	Bermuda
Energy XXI USA, Inc.	Delaware
Energy XXI Natural Gas Holdings, Inc.	Delaware
Natural Gas Acquisition Company I, LLC	Delaware
Energy XXI Gulf Coast, Inc.	Delaware
MS Onshore, LLC	Delaware
Energy XXI Services, LLC	Delaware
Energy XXI Holdings, Inc.	Delaware
Energy XXI GOM, LLC	Delaware
Energy XXI Texas Onshore, LLC (f/k/a Energy XXI Texas GP, LLC)	Delaware
Energy XXI Onshore, LLC (f/k/a Energy XXI Texas, LP)	Delaware
Energy XXI Pipeline, LLC	Delaware
Energy XXI Pipeline II, LLC	Delaware
Energy XXI Leasehold, LLC	Delaware
EPL Oil & Gas, Inc. (f/k/a Clyde Merger Sub, Inc.)	Delaware
EPL of Louisiana, LLC	Louisiana
Energy Partners, Ltd., LLC	Delaware
EPL Pioneer Houston, Inc.	Texas
Delaware EPL of Texas, LLC	Delaware
EPL Pipeline, LLC	Delaware
Nighthawk, LLC	Louisiana
Anglo-Suisse Offshore Pipeline Partners, LLC	Delaware